Exhibit 3.10

THE COMPANIES ACT 1985

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CUC LTD

REGISTERED NUMBER: 2200237

Incorporated on 30 November 1987

Re-printed as in force on 1 December 1993

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

LEAGUESTAR LIMITED**

1.             The Company’s name is LEAGUESTAR LIMITED.*

2.             The Company is a private company within the meaning of the Companies Act 1985.

3.             The registered office of the Company will be situate in England.

4.             The objects for which the Company is established are:

(a)           (1)           To carry on the business of a holding company in all its branches and to acquire by purchase, lease, concession, grant, license or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stocks, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of the deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the sane to account.

(2)           To co-ordinate the policy and administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and

** The name of the company was changed from LEAGUESTAR LTD to CUC LTD on 15 April 1997.

* A special resolution was passed on 26 May 1988 for the registration of the Company as a public company and re-registration as a limited company by a special resolution passed on 8 November 1993.

agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders.

(b)           To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

(c)           To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

(d)           To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(e)           To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorized to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for cooperation, or for mutual assistance with any such person, firm or company, or for subsidizing or otherwise assisting any such person, first or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(f)            To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(g)           To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(h)           To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure, or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid.

(i)            To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security, upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(j)            To draw, make, accept, endorse, discount, negotiate, execute and issue checks, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(k)           To apply for, promote, and obtain any Act of Parliament, order, or license of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(l)            To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(m)          To subscribe for, take, purchase; or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite share, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(n)           To control, manage, finance, subsidize, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(o)           To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(p)           To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

(q)           To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

(r)            To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(s)           To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(t)            To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

(u)           If and only to the extent permitted by the Act, to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

(v)           To distribute among the Members of the Company in kind any property of the Company of whatever nature.

(w)          To procure the Company to be registered or recognized in any part of the world.

(x)            To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(y)           To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

AND so that:

(1)           None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terns of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

(2)           None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as, full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each sub-clause contained the objects of a separate Company.

(3)           The word “Company” in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(4)           In this Clause the expression “the Act” means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5.             The liability of the Members is limited.

6.             The Company’s share capital is £50,000 divided into 50,000 shares of £1 each. **

** Following a special resolution passed on 26th May 1988, the share capital of the Company is £100,000 divided into 8,202,082 Ordinary Shares of 1p each and 1,797,918 Preferred Ordinary Shares of 1p each. Following a special resolution passed 8 November 1993, the share capital of the Company is £100,000 divided into 10,000,000 Ordinary Shares of 1p each.

WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum, and we agree to take the number of shares shown opposite our respective names.

Names and Address of Subscribers	Number of Shares taken by each Subscriber

SUNDER MANSUKHANI 183-185 Bermondsey Street, London SE1 3UW	ONE

JOHN P DENCH 183-185 Bermondsey Street, London SE1 3UW	ONE

DATED 21st October 1987

WITNESS to the above signatures:

MANZOOR M SHAIKH 183-185 Bermondsey Street, London SE1 3UW

No 2200237	THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

LEAGUES TAR LIMITED*  **

Incorporated on 30 November 1987

(adopted by a special resolution passed on 8 November 1993*

PRELIMINARY

1.             These Articles constitute the Articles of the Company. Table A in the Companies (Table A to F) Regulations 1985 (as amended) is excluded for the purposes of Section 8(2) Companies Act 1985.

2.             In these regulations:

“Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

“Articles” means the Articles of Association of the Company from time to time;

“Clear Days” in relation to the period of a notice means that period excluding the day when the notice is given and the day for which it is given or on which it is to take effect;

“Office” means the registered office of the Company;

“Holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

“Memorandum” means the Memorandum of Association of the Company from time to time;

“Seal” means the common seal of the Company;

* A special resolution was passed on 8th November 1993 for the registration of the Company as a private company.

** The name of the company was changed from LEAGUESTAR LTD to CUC LTD on 15 April 1997

“Secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“United Kingdom” means Great Britain and Northern Ireland.

Unless the context otherwise requires, words or expressions contained in these Articles bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the Company.

PRIVATE COMPANY

3.             The Company is a private company within the meaning of the Act.

SHARE CAPITAL AND VARIATION OF RIGHTS

4.             The authorized share capital of the Company is £100,000 divided into 10,000,000 ordinary shares of 1 penny each.

5.             A.            The directors shall have unconditional authority to allot, grant options over or otherwise dispose of any relevant securities (within the meaning of Section 80(2) of the Act) to such persons at such times and on such conditions as they think proper. The authority hereby conferred shall, subject to Section 80(7) of the Act, be for a period of five years [after the date of adoption of these Articles] [after the date of the incorporation of the Company] unless renewed varied or revoked by the Company in general meeting and the maximum amount of relevant securities which may be allotted pursuant to such authority shall be the authorized but as yet unissued share capital of the Company at the date of adoption of these Articles, or where the authority is renewed, at the date of the renewal.

B.            The directors shall be entitled under the authority contained in sub-paragraph A or any renewal thereof to make at any time prior to the expiry of such authority any offer or agreement which would or might require relevant securities of the Company to be allotted after the expiry of such authority.

6.             The provisions of Sections 89(1) and 90 of the Act shall not apply to the Company.

7.             Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

8.             Subject to the provisions of the Act, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the Holder on such terms and in such manner as may be provided by these Articles.

9.                                       The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

10.                                 Except as required by law, no person shall be recognized by the Company as holding any share upon any trust and (except as otherwise provided by law or these Articles) the Company shall not be bound by or recognize any interest in any share except an absolute right to the entirety thereof in the Holder.

SHARE CERTIFICATES

11.                                 Every member, upon becoming the Holder of any shares, shall be entitled to receive within two months of allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) without payment one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be under Seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

12.                                 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

13.                                 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount payable in respect of it.

14.                                 The Company may, in such manner as the directors think fit, sell any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice has been given to the Holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the Holder. The notice must demand payment and state that if the notice is not complied with the shares may be sold.

15.                                 To give effect to such a sale the directors may authorize some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

16.                                 The proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable; and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

17.                                 Subject to the terms of allotment, the directors may make calls upon the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by installments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

18.                                 A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed.

19.                                 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20.                                 If a call remains unpaid after it has become due, the person from whom it is due shall pay interest on the amount unpaid from the date it became due until the day it is paid and shall also pay all costs and expenses incurred by the Company as determined by the directors in order to procure payment of the sums due or in consequence of the non-payment of such sums. The rate of interest shall be that fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by Section 107 of the Act) subject to the right of the directors to waive payment of the interest costs and expenses wholly or in part.

21.                                 An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an installment of a call, shall be deemed to be a call and if it is not paid the relevant provisions of the Articles shall apply as if the amount had become due by virtue of a call.

22.                                 Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the Holders in the amount and times of payment of calls on their shares.

23.                                 The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the directors and the member paying such sum in advance.

24.                                 If a call remains unpaid after it has become due, the directors may give to the person from whom it is due not less than fourteen Clear Days’ notice requiring payment of the amount unpaid together with any interest which may have accrued plus expenses or costs determined in accordance with article 20. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

25.                                 If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

26.                                 No member shall be entitled to receive any dividend or (save as proxy for another member) be present or vote at any general meeting, either personally or by proxy, or exercise any privilege as a member, or be reckoned in a quorum in respect of any share held by him (whether alone or jointly with any other person) if and for so long as he shall have defaulted in payment of any call or other sum for the time being due on such share or any interest or expenses payable in connection therewith.

27.                                 Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors think fit either to the person who was before the forfeiture the Holder or to any other person. At any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorize some person to execute an instrument of transfer of the share to that person.

28.                                 A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in Section 107 of the Act) plus costs and expenses from the date of forfeiture until payment. The directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

29.                                 A statutory declaration by a director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

30.                                 The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

31.                                 The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the register of members in respect thereof.

32.                                 The directors may refuse to register the transfer of a share which is not fully paid or on which the Company has a lien. They may also refuse to register a transfer unless:

(i)                                     the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

(ii)                                  the instrument of transfer is in respect of only one class of share; and

(iii)                               the instrument of transfer is in favor of not more than four transferees.

33.                                 If the directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

34.                                 The registration of transfers of shares or any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

35.                                 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

36.                                 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

37.                                 If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only person recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

38.                                 A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the Holder of the share or to have some person nominated by him registered as the transferee. If the person so becoming entitled shall elect to become registered as the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred. The provisions of this Article shall apply to any person becoming entitled to a share in consequence of the merger or consolidation of any member being a corporation as they apply to any person becoming entitled to a share in consequence of the death or bankruptcy of a member.

39.                                 A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the Holder of the share, except that he shall not, before being registered as the Holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company. The directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

40.                                 The Company may by ordinary resolution:

(i)                                     increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(ii)                                  consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)                               subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(iv)                              cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

41.                                 Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorize some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

42.                                 Subject to the provisions of the Act, the Company may be special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

PURCHASE OF OWN SHARES

43.                                 Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

GENERAL MEETINGS

44.                                 The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notice calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next, provided that so long as the Company holds its first annual general meeting within eighteen months of its incorporation it need not hold it in the year of its incorporation or in the following year.

45.                                 All general meetings other than annual general meetings shall be called extraordinary general meetings.

46.                                 The directors may call general meetings and, on the requisition of members pursuant to the Act shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after the requisition. If there are not within the United Kingdom sufficient directors capable of acting to form a quorum, any director or any member of the Company may call an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

NOTICE OF GENERAL MEETINGS

47.                                 An annual general meeting and an extraordinary general meeting called for the passing of a special or elective resolution or a resolution appointing a person as a director shall be called by at least twenty-one Clear Days’ notice. All other extraordinary general meetings shall be called by at least fourteen Clear Days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(i)                                     in the case of an annual general meeting or a meeting called for the passing of an elective resolution, by all the members entitled to attend and vote thereat; and

(ii)                                  in the case of any other meeting, by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted.

Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

48.                                 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

49.                                 No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted each being a member or a proxy for a member or a duly authorized representative of a corporation shall be a quorum.

50.                                 If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine. If at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, the meeting shall be dissolved.

51.                                 The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

52.                                 If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their numbers to be chairman.

53.                                 A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

54.                                 The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. It shall not be necessary to give any notice of any adjourned meeting.

55.                                 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or immediately following the declaration of the result of the show of hands a poll is demanded by the chairman or any member present in person or by proxy or duly authorized representative and entitled to vote.

56.                                 Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried (whether unanimously or by a particular majority) or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against the resolution.

57.                                 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

58.                                 A poll shall be taken as the chairman directs and he may appoint scrutinizers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

59.                                 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a casting vote in addition to any other vote he may have.

60.                                 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

61.                                 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

62.                                 A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it had it been proposed at a general meeting at which he was present shall be as effectual as if the same had been passed at a general meeting of the Company duly convened and held and may consist of several documents in like form each executed by or on behalf of one or more members. If such resolution is described as a Special Resolution, an Extraordinary Resolution or an elective resolution, it shall have effect accordingly.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

63.                                 Any corporation which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

VOTES OF MEMBERS

64.                                 Subject to any right or restriction attached to any shares, on a show of hands every member who (being an individual) is present in person or by proxy or (being a corporation) is present by proxy or by a duly authorized representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the Holder.

65.                                 In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the register of members.

66.                                 A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonus or other person authorized in that behalf appointed by that court, and any such receiver, curator bonus or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office not less than

48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

67.                                 No member shall vote at any general meeting or at any separate meeting of the Holders of any class of share in the Company, either in person or by proxy, in respect of any share held by him unless all monies presently payable by him in respect of that share have been paid.

68.                                 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to be tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

69.                                 On a poll votes may be given either personally or by proxy, and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way. The instrument appointing a proxy shall be in writing in any usual form or in any other form which the directors may approve and shall be executed by the appointer or by his agent authorized in writing, or, if the appointer is a corporation, shall be either under its seal, or executed by an officer or agent so authorized. A member may appoint more than one proxy to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment thereof.

70.                                 The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:

(a)                                  be deposited at the Office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)                                 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)                                  where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman or to the Secretary or to any director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

71.                                 A vote given or poll demanded by proxy or by the duly authorized representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the Office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

NUMBER OF DIRECTORS

72.                                 Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall not be less than two.

ALTERNATE DIRECTORS

73.                                 Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors.

74.                                 An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director.

75.                                 An alternate director shall cease to be an alternate director if his appointor ceases to be a director.

76.                                 Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

QUALIFICATION SHARES

77.                                 A director shall not be required to hold any qualification shares in the Company.

BORROWING POWERS

78.                                 The directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property and uncalled capital and subject to Section 80 of the Act to issue debentures, debenture stock and other securities as security for any debt, liability or obligation of the Company or of any third party.

POWERS OF DIRECTORS

79.                                 Subject to the provisions of the Act, the Memorandum and these Articles and to any directions given by the Holder or Holders for the time being of more than one half of the issued ordinary shares of the Company, the business of the Company shall be managed by the directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the directors by these Articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

80.                                 The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

DELEGATION OF DIRECTORS’ POWERS

81.                                 The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by those Articles regulating the proceedings of directors so far as they are capable of applying.

APPOINTMENT AND RETIREMENT OF DIRECTORS

82.                                 Without prejudice to the powers of the Company under section 303 of the Act to remove a director by ordinary resolution, the Holder or Holders for the time being of more than one half of the issued ordinary shares of the Company shall have the power from time to time to appoint any person or persons as a director or directors and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same and shall take effect upon lodgment at the Office.

83.                                 Unless and until otherwise determined by the Company by ordinary resolution, either generally or in any particular case, no director shall vacate or be required to vacate his office as a director on or by reason of his attaining or having attained the age of seventy, and any person proposed to be appointed a director shall be capable of being appointed as a Director notwithstanding that he has attained the age of seventy, and no special notice need be given of any resolution for the appointment as a director of a person who shall have attained the age of seventy, and it shall not be necessary to give to the members notice of the age of any director or person proposed to be appointed as such.

DISQUALIFICATION OF DIRECTORS

84.                                 The office of a director shall be vacated if:

(i)                                     he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from acting as a director;

(ii)                                  he resigns as a director;

(iii)                               he becomes bankrupt or has a receiving order made against him or makes any arrangement or composition with his creditors;

(iv)                              an order is made by a court of competent jurisdiction by reason of his mental disorder for his detention or for the appointment of any person to exercise powers with respect to his property or affairs;

(v)                                 he is absent from meetings of the directors for a period of at least six months without leave of absence from the directors and the directors resolve that he should for that reason cease to be a director;

(vi)                              he is convicted of a criminal offence involving fraud or dishonesty and the directors resolve that he shall for that reason cease to be a director;

(vii)                           he is removed as a director in accordance with the provisions of Article 82.

REMUNERATION OF DIRECTORS

85.                                 The directors shall be entitled to such remuneration as the Company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

DIRECTORS’ EXPENSES

86.                                 The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

EXECUTIVE APPOINTMENTS

87.                                 Subject to the provisions of the Act, the Holder or Holders for the time being of more than one half of the issued ordinary shares of the Company shall have the power to appoint one or more of the directors to the office of managing director or to any other executive office under the Company, and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment or agreement may be made upon such terms as the Holder or Holders determine and they may remunerate any such director for his services as they think fit. Any such appointment to an executive office shall determine if the director ceases to be a director but without prejudice to any claim for damages for breach of the contract of service between the director and the Company.

DIRECTORS’ INTERESTS

88.                                 Subject to the provisions of the Act, and provided that he has. disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:

(i)                                     may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(ii)                                  may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(iii)                               shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

89.                                 For the purposes of Article 88:

(i)                                     a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(ii)                                  an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

90.                                 The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well as before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF DIRECTORS

91.                                 Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. A director who is absent from the United Kingdom shall be entitled to receive notice of the meeting provided that he shall have notified the Company of an address (whether within or outside the United Kingdom) for service thereof. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

92.                                 The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A person, who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

93.                                 The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, they may act only for the purpose of calling a general meeting.

94.                                 The directors may appoint one of their numbers to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their numbers to be chairman of the meeting.

95.                                 All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

96.                                 A resolution in writing signed (in person or by facsimile) or approved (by telex or facsimile) by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors. A resolution signed or approved by an alternate director need not also be signed or approved by his appointor and, if it is signed or approved by a director who has appointed an alternate director, it need not be signed or approved by the alternate director in that capacity.

97.                                 The contemporaneous linking together by telephone of a number of the directors not less than the quorum, wherever in the world they are, shall be deemed to constitute a meeting of the directors so long as the following conditions are met:

(i)                                     all the directors for the time being entitled to receive notice of any meeting of the directors (including any alternate for any director) shall be entitled to notice of any meeting by telephone and to be linked by telephone for the purpose of such meeting. Notice of any such meeting may be given by telephone;

(ii)                                  each of the directors taking part must be able to hear each of the other directors taking part subject as hereinafter mentioned throughout the meeting;

(iii)                               at the commencement of the meeting each director must acknowledge his presence to all the other directors taking part;

(iv)                              unless he has previously obtained the consent of the chairman of the meeting, a director may not leave the meeting by disconnecting his telephone and shall be conclusively presumed to have been present and to have formed part of the quorum throughout the meeting. The meeting shall be deemed to have been validly conducted notwithstanding that a director’s telephone is accidentally disconnected during the meeting, and the proceedings thereof shall be deemed to be as valid as if the telephone had not been disconnected;

(v)                                 a minute of the proceedings shall be sufficient evidence thereof and of the observance of all necessary formalities if certified by a director who was party to the proceedings.

98.                                 Subject to such disclosure as is required by Section 317 of the Act a director shall be entitled to vote at a meeting of directors or of a Committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company.

99.                                 A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

100.                           The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

101.                           Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution.

102.                           If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

SECRETARY

103.                           Subject to the provisions of the Act, the Secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit. Any Secretary so appointed may be removed by them. The directors may also appoint two or more joint Secretaries each of whom shall have full authority to act alone.

104.                           A provision of the Act or these Articles requiring or authorizing a thing to be done by or to a director and the Secretary shall not be satisfied by this being done by or to the same person acting both as director and as, or in place of, the Secretary.

MINUTES

105.                           The directors shall cause minutes to be made in books kept for the purpose:

(i)                                     of all appointments of officers; and

(ii)                                  of all proceedings at meetings of the Company, of the Holders of any class of shares in the Company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

THE SEAL

106.                           The Seal shall only be used by the authority of the directors or of a committee of directors authorized by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the Secretary or by a second director.

DIVIDENDS

107.                           Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

108.                           Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

109.                           Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

110.                           A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

111.                           Any dividend or other monies payable in respect of a share may be paid by check sent by post to the registered address of the person entitled or, if two or more persons are the Holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the Holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every check shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the check shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other monies payable in respect of the share.

112.                           No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

113.                           Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

ACCOUNTS

114.                           The accounting records of the Company shall be open to the inspection of any officer of the Company. No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorized by the directors or by ordinary resolution of the Company.

CAPITALIZATION OF PROFITS

115.                           The directors may with the authority of an ordinary resolution of the Company:

(i)                                     subject as hereinafter provided, resolve to capitalize any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(ii)                                  appropriate the sum resolved to be capitalized to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(iii)                               make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions; and

(iv)                              authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalization, any agreement made under such authority being binding on all such members.

NOTICES

116.                           Any notice to be given to or by any person pursuant to these Articles shall be in writing except that a notice calling a meeting of directors need not be in writing.

117.                           The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

118.                           A member present, either in person or by proxy, at any meeting of the Company or of the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where necessary, of the purposes for which it was called.

119.                           Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

120.                           Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted.

121.                           Any notice delivered or sent by post to the registered address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead, bankrupt, mentally disordered or (being a corporation) in liquidation, and whether or not the Company has notice of the death, bankruptcy, mental disorder or liquidation, be deemed to have been given in respect of any share registered in the name of the member as sole or joint Holder and such notice shall be deemed a sufficient notice to all persons interested (whether jointly with or as claiming through or under him) in the share.

WINDING UP

122.                           If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets.

INDEMNITY

123.                           Subject to the provisions of the Act but without prejudice to any indemnity to which a director may be otherwise entitled every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

OVERRIDING PROVISIONS

124.                           Whenever all of the issued ordinary shares of the Company are held by or on behalf of one member (the “parent company”) any or all powers of the directors shall be restricted in such respects and to such extent as the parent company may by notice to the Company from time to time prescribe. Any such notice shall be in writing and signed by or on behalf of the parent company and shall take effect upon lodgment at the Office. No person dealing with the Company shall be concerned to see or enquire as to whether the powers of the directors have been in any way restricted hereunder or as to whether any requisite consent of the parent company has been obtained and no obligation incurred or security given or transaction effected by the Company to or with any third party shall be invalid or ineffectual unless the third party had at the time express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the directors.